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                                                                  EXHIBIT 21.1

                                 SUBSIDIARIES
                                    OF THE
                                  REGISTRANT

COMPANY                                            STATE OF INCORPORATION
-------                                            ----------------------

Reddy Ice Corporation                                    Delaware
Velda Farms, Inc.                                        Delaware
Neva Plastics Manufacturing Corp.                        Delaware
Suiza Dairy Corporation                                  Delaware
Suiza Fruit Corporation                                  Delaware
Suiza Management Corporation                             Delaware
Garrido y Compania, Inc.                                 Delaware
Swiss Dairy Corporation                                  Delaware
Model Dairy, Inc.                                        Delaware
Dairy Fresh, Inc.                                        Delaware
Country Delite Farms, Inc.                               Delaware
Fairdale Farms, Inc.                                     Vermont
Franklin Plastics, Inc.                                  Delaware
Franklin Plastics, Inc.                                Massachusetts
Garelick Farms, Inc.                                   Massachusetts
Grant's Dairy, Inc.                                        Maine
Miscoe Springs, Inc.                                   Massachusetts